UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2015

New York REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-36416	27-1065431
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

405 Park Avenue, 14th Floor
New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Renewal of and Amendments to Advisory Agreement

On June 26, 2015, New York REIT, Inc. (the “Company”), with the approval of its board of directors (the “Board”), entered into the Seventh Amended and Restated Advisory Agreement with its advisor, New York Recovery Advisors, LLC (the “Advisor”), which renewed the advisory relationship for an additional one-year term terminable at the end of the renewal term, upon 60 days’ prior notice. The amendment also revises and clarifies certain provisions regarding an internalization which the Company may complete without paying a termination fee to the advisor and removes the 2%/25% expense reimbursement provision which is no longer required by the Company’s charter as a result of a charter amendment previously approved by stockholders that deleted provisions originally required by the NASAA REIT Guidelines.

The description of the advisory agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Seventh Amended and Restated Advisory Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Indemnification Agreement

On June 22, 2015, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Nicholas Radesca in connection with Mr. Radesca’s appointment as interim chief financial officer of the Company and with Patrick O’Malley in connection with Mr. O’Malley’s appointment as chief investment officer of the Company (each of Mr. Radesca and Mr. O’Malley, an “Indemnitee”) as described in Item 5.02 below.

The Indemnification Agreement provides that the Company will indemnify each Indemnitee, to the fullest extent permitted by Maryland law and the Company’s charter and subject to the limitations set forth in the Indemnification Agreement, from and against all judgments, penalties, fines and amounts paid in settlement and expenses reasonably incurred by such Indemnitee that may result or arise in connection with such Indemnitee serving in his or her capacity as a present or former director, officer, employee or agent of the Company or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company. The Indemnification Agreement further provides that, subject to the limitations set forth in the Indemnification Agreement, the Company will, without requiring a preliminary determination of each Indemnitee’s ultimate entitlement of indemnification under the Indemnification Agreement, advance all reasonable expenses to each Indemnitee incurred by or on behalf of such Indemnitee in connection with any proceeding the Indemnitee is or is threatened to be made a party to.

The Indemnification Agreement provides that each Indemnitee is entitled to indemnification unless it is established that (a) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the Indemnitee actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that his or her conduct was unlawful. The Indemnification Agreement further limits each Indemnitee’s entitlement to indemnification in cases where (a) the proceeding was one by or in the right of the Company and the Indemnitee was adjudged to be liable to the Company, (b) the Indemnitee was adjudged to be liable on the basis that personal benefit was improperly received in any proceeding charging improper personal benefit to the Indemnitee or (c) the proceeding was brought by the Indemnitee, except in certain circumstances.

The Indemnification Agreement also provides that, except for a proceeding brought by the Indemnitee, the Company has the right to defend the Indemnitee in any proceeding which may give rise to indemnification under the Indemnification Agreement. The Indemnification Agreement grants each Indemnitee the right to separate counsel in certain proceedings involving separate defenses, counterclaims or other conflicts of interest and in proceedings in which the Company fails to assume the defense of the Indemnitee in a timely manner. The Indemnification Agreement further provides that the Company will use its reasonable best efforts to acquire directors and officers liability insurance covering each Indemnitee or any claim made against each Indemnitee by reason of his or her service to the Company.

The Company will file the Indemnification Agreement with the Securities and Exchange Commission (the “SEC”) as an exhibit to its next Quarterly Report on Form 10-Q.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Randolph C. Read as Non-Executive Chairman

On June 22, 2015, the Board appointed Randolph C. Read, currently an independent director and a member of the audit committee, compensation committee and nominating and corporate governance committee of the Board, non-executive chairman of the Board. There are no related party transactions involving Mr. Read that are reportable under Item 404(a) of Regulation S-K. On June 22, 2015, in connection with Mr. Read’s appointment as non-executive chairman of the Board, William M. Kahane resigned from his role as executive chairman of the Board. Mr. Kahane will continue to serve in his capacity as a director the Board. Mr. Kahane did not resign from his position as executive chairman pursuant to any disagreement with the Company.

Appointment of Patrick O’Malley as Chief Investment Officer

On June 22, 2015, the Board appointed Patrick O’Malley, currently the chief investment officer of the Advisor, to serve as the Company’s chief investment officer. There are no related party transactions involving Mr. O’Malley that are reportable under Item 404(a) of Regulation S-K. Mr. O’Malley will also continue to serve in his capacity as chief investment officer of the Advisor.

Patrick A. O'Malley has served as chief investment officer of the Advisor since May 2015. Mr. O’Malley has also served as chief investment officer of American Realty Capital New York City REIT, Inc. (“ARC NYCR”) since June 2015 and has served as chief investment officer of the ARC NYCR advisor since May 2015. Prior to that time, Mr. O'Malley served as the managing director of acquisitions for the Company from June 2012 until June 2015 and as the managing director of acquisitions for ARC NYCR from April 2014 until May 2015. Mr. O'Malley is actively involved in all aspects of the real estate portfolio and has over 13 years of real estate experience with a concentration on the New York City Metro area. From February 2011 until May 2012, Mr. O'Malley was a Senior Vice President at Wagenhals Development Group (“WDG”), where he focused on real estate redevelopment opportunities. Prior to joining WDG, Mr. O'Malley served as managing director for the real estate capital markets group at Rockwood Real Estate Advisors from September 2008 until January 2011. Prior to Mr. O'Malley's involvement in real estate, he worked on Wall Street at several firms including Donaldson, Lufkin & Jenrette and Salomon Smith Barney. Mr. O’Malley holds a B.A. from Manhattan College and previously held the following financial licenses: Series 3 (commodities), Series 4 (derivatives), Series 7 (general securities), Series 24 (regulatory compliance), Series 55 (equity trading) and Series 63 (state law and regulations). Additionally, Mr. O'Malley spent two years in the United States Peace Corps in Mali, West Africa as a small business development volunteer.

Item 8.01. Other Events.

The Board has authorized the Company to repurchase up to $150 million of the Company’s common stock. Such repurchases may be made from time to time in the open market or in privately negotiated transactions, at management’s discretion and in accordance with applicable securities laws. The timing of repurchases and the exact number of shares of the Company’s common stock that may be repurchased will depend upon market conditions and other factors, including the availability of cash and compliance with the covenants in the Company’s debt documents. The Company expects to fund repurchases using excess cash from property sales, cash on hand, and cash generated from operations.

A press release announcing the foregoing was furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 22, 2015.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Seventh Amended and Restated Advisory Agreement by and among New York REIT, Inc., New York Recovery Operating Partnership, L.P. and New York Recovery Advisors, LLC dated as of June 26, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2015	NEW YORK REIT, INC.

	By:	/s/ Michael A. Happel
Michael A. Happel
Chief Executive Officer and President